SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                                 REVIVE-IT CORP.
             (Exact name of registrant as specified in its charter)


       Nevada                                               39-2052941
(State of incorporation)                     (I.R.S. Employer Identification No)


                         Suite 150, 10161 Park Run Drive
                              Las Vegas, NV, 89145
                               Phone: 702.835.6868
          (Address of principal executive offices, including zip code)


If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities  Act  registration  statement file number to which this form relates:
333-145183

     Securities to be registered pursuant to Section 12(b) of the Act: None

       Securities to be registered pursuant to Section 12(g) of the Act:
                         Common Stock, $.001 par value

The Commission is respectfully requested to send copies of all notices, orders and communications to:

                            The O'Neal Law Firm, P.C.
                            14835 East Shea Boulevard
                               Suite 103, PMB 494
                          Fountain Hills, Arizona 85268
                              (480) 812-5058 (tel)
                              (480) 816-9241 (fax)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The class of securities to be registered hereby is the common stock, $.001 par value per share (the "Common Stock'), of Revive-it Corp. (the "Company"), a Nevada corporation.

A description of the Common Stock is contained in the Registration Statement on Form SB-2 as originally filed with the Securities and Exchange Commission on August 7, 2007, Registration Statement File No. 333-145183. Such description is incorporated herein by reference. As of the filing of this Registration Statement, the Registrant had 5,130,000 shares outstanding.

ITEM 2. EXHIBITS.

 Exhibit No.                              Description
 -----------                              -----------

     1. Registration Statement on Form SB-2 (SEC File No. 333-145183) as originally filed with the SEC on August 7, 2007 incorporated herein by reference thereto.

     2. Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company's Form SB-2, filed with the SEC on August 7, 2007.

     3. Bylaws of the Company, incorporated by reference to Exhibit 3.2 to the Company's Form SB-2, filed with the SEC on August 7, 2007.

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

                                        REVIVE-IT CORP.


Date: August 17, 2007                   By: /s/  Trina Quan
                                           ------------------------------
                                        Name:  Trina Quan
                                        Title: President